UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2008

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, North Tower, New York, New York 10019

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of a Separation Agreement dated as of May 20, 2008 (the “Separation Agreement”) among Time Warner Inc. (“Time Warner”), Time Warner Cable Inc. (“TWC”), Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. (“TW NY”), Warner Communications Inc. (“WCI”), Historic TW Inc. (“Historic TW”) and American Television and Communications Corporation related to the separation of TWC from Time Warner, TWC has the right to require Time Warner to cause Jeffrey L. Bewkes, President and Chief Executive Officer of Time Warner, to resign from the Board of Directors of TWC, effective upon the separation of TWC from Time Warner (the “Separation”). Mr. Bewkes intends to resign from the Board of Directors of TWC upon the consummation of the Separation.

Item 7.01 Regulation FD Disclosure.

Pursuant to its execution of the Separation Agreement, WCI, in its capacity as the holder of a majority of TWC’s outstanding Class A common stock and all of its Class B common stock, consented to, among other things, (a) TWC’s issuance of 80 million shares of TWC’s Class A common stock to Historic TW in exchange for Historic TW’s interest in TW NY (the “Issuance”), (b) the adoption of TWC’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”), which will be filed only in connection with the Separation pursuant to the Separation Agreement, and (c) certain amendments to the Time Warner Cable Inc. 2006 Stock Incentive Plan (the “Incentive Plan Amendment”).

On June 16, 2008, TWC distributed to the holders of record of its Class A common stock a notice pursuant to Section 228(e) of the Delaware General Corporation Law (the “DGCL”) reporting the approval of these actions by its majority stockholder by written consent without a meeting or prior notice and without a vote being taken. A copy of each of the following documents approved by such consent was included in this notice and is attached as Exhibits 99.1 and 99.2, respectively:

1.	the form of the Charter Amendment to be filed by TWC with the Secretary of State of the State of Delaware prior to the Separation pursuant to the terms of the Separation Agreement; and
2.	the form of the Incentive Plan Amendment, which will become effective upon the Separation pursuant to the Separation Agreement.

TWC will file an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with the Securities and Exchange Commission and furnish it to its stockholders. Each of the Issuance, the Charter Amendment and the Incentive Plan Amendment has no effect until at least 20 calendar days after the Information Statement has been furnished to TWC’s stockholders.

The information included in this item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 hereto is provided to satisfy the public disclosure requirements of Regulation FD. This information is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such forward-looking statements include, but are not limited to, the plans, objectives, expectations and intentions of TWC, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the management of TWC, and are subject to uncertainty and changes in circumstances.

TWC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Separation and the related transactions, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the business of TWC. More detailed information about certain of these and other factors may be found in filings by TWC with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.” In particular, the following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure to obtain governmental approvals; the failure to receive required tax rulings or tax opinions; and the risk that the anticipated benefits from the Separation and the related transactions may not be fully realized or may take longer to realize than expected. TWC is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
99.1	Form of Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc.

99.2	Form of Amendment to the Time Warner Cable Inc. 2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus
Name:	Robert D. Marcus
Title:	Senior Executive Vice President

& Chief Financial Officer

Date:	June 16, 2008

Exhibit Index

Exhibit	Description
99.1	Form of Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc.

99.2	Form of Amendment to the Time Warner Cable Inc. 2006 Stock Incentive Plan.